Exhibit 4.2

SUPPLEMENTAL INDENTURE

This SUPPLEMENTAL INDENTURE, dated as of January 23, 2004, is by and among GNLV, CORP., a Nevada corporation, GNL, CORP., a Nevada corporation, Golden Nugget Experience, LLC, a Nevada limited liability company (collectively, the “Guarantors”), Poster Financial Group, Inc., a Nevada corporation (the “Company”), and HSBC Bank USA, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of December 3, 2003 (the “Indenture”), providing for the issuance by the Company of its 8 3/4% Senior Secured Notes due 2011 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Company shall cause the Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantors shall provide the guarantee set forth in Article 10 of the Indenture and otherwise assume the obligations and accept the rights of a Guarantor under the Indenture; and

WHEREAS, pursuant to Section 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby covenant and agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

1.             Capitalized Terms.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture.

2.             Guarantee.  Each of the Guarantors hereby provides the guarantee set forth in Article 10 of the Indenture and otherwise assumes the obligations and accepts the rights of a Guarantor under the Indenture, in each case with the same effect and to the same extent as if it had been named in the Indenture as a Guarantor.

3.             No Recourse Against Others.  No past, present or future director, officer, employee, incorporator or stockholder of the Company or any of the Guarantors, as such, shall have any liability for any obligations of the Company or of the Guarantors under the Notes, this Supplemental Indenture, the Indenture, the Guarantees or the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

4.             Governing Law.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.             Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.             Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

7.             Trustee’s Disclaimer.  The Trustee shall not be responsible for, and makes no representation as to, the validity or adequacy of this Supplemental Indenture and it shall not be responsible for any statement or recital herein.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Supplemental Indenture as of the date set forth in the introductory paragraph of this Supplemental Indenture.

Company:

Poster Financial Group, Inc.

By:	/s/ Timothy N. Poster
	Name:	Timothy N. Poster
	Title:	Chief Executive Officer

Guarantors:

GNLV, CORP.

By:	/s/ Thomas C. Breitling
	Name:	Thomas C. Breitling
	Title:	President, Secretary and Treasurer

GNL, CORP.

By:	/s/ Thomas C. Breitling
	Name:	Thomas C. Breitling
	Title:	President, Secretary and Treasurer

Golden Nugget Experience, LLC

By: GNLV, CORP., as Sole Member

By:	/s/ Thomas C. Breitling
	Name:	Thomas C. Breitling
	Title:	President, Secretary and Treasurer

SIGNATURE PAGE TO THE SUPPLEMENTAL INDENTURE

Trustee:

HSBC Bank USA

By:	/s/ Deirdra N. Ross
	Name:	Deirdra N. Ross
	Title:	Assistant Vice President

SIGNATURE PAGE TO THE SUPPLEMENTAL INDENTURE